Exhibit 99.1

NOVADEL APPOINTS STEVEN B. RATOFF PRESIDENT
AND CHIEF EXECUTIVE OFFICER

Flemington, NJ – January 11, 2010

Novadel Pharma, Inc. (the “Company”) (OTCBB: NVDL) announced that the Company’s Board of Directors has appointed Steven B. Ratoff as President and Chief Executive Officer effective January 1, 2010. Mr. Ratoff has been Chairman of the Board since September 2006, Interim President and Chief Executive Officer since July 2007 and Interim Chief Financial Officer since April 2009. Mr. Ratoff will continue to serve as Interim Chief Financial Officer.

“With two products, ZolpiMist™ and NitroMist™, scheduled to enter the marketplace later this year and the acceleration of our promising product development program, we have reached an exciting point in our company’s development and I am pleased to continue leading this effort.” Mr. Ratoff added, “During the second half of 2009, the Company strengthened its balance sheet with proceeds received on closing two strategic licensing deals and the recently announced debt conversion.”

The Company entered into an employment agreement with Mr. Ratoff, the material terms of which will be disclosed on a Current Report on Form 8-K to be filed by the Company.

ABOUT NOVADEL PHARMA
NovaDel Pharma Inc. is a specialty pharmaceutical company developing oral spray formulations for a broad range of marketed drugs. The Company’s proprietary technology offers, in comparison to conventional oral dosage forms, the potential for faster absorption of drugs into the bloodstream leading to quicker onset of therapeutic effects and possibly reduced first pass liver metabolism, which may result in lower doses. Oral sprays eliminate the requirement for water or the need to swallow, potentially improving patient convenience and adherence.

NovaDel’s oral spray technology is focused on addressing unmet medical needs for a broad array of existing and future pharmaceutical products. The Company’s most advanced oral spray candidates target cardiovascular and central nervous system disorders. NovaDel plans to develop these and other products independently and through collaborative arrangements with pharmaceutical and biotechnology companies. To find out more about NovaDel Pharma Inc. (OTCBB: NVDL), visit our website at www.novadel.com.

FORWARD-LOOKING STATEMENTS:

Except for historical information contained herein, this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein including, but not limited to, the ability of third parties to commercialize the Company’s products, the successful completion of its pilot pharmacokinetic feasibility studies, the ability to develop products (independently and through collaborative arrangements), the Company’s ability to obtain additional required financing to fund its research programs, the ability to commercialize and obtain FDA and other regulatory approvals for products under development, and the acceptance in the marketplace for oral spray products. The filing of an NDA with the FDA is an important step in the approval process in the United States. Acceptance for filing by the FDA does not mean that the NDA has been or will be approved, nor does it represent an evaluation of the adequacy of the data submitted. Further, the Company operates in industries where securities may be volatile and may be influenced by regulatory and other factors beyond the Company’s control. In addition, our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any of our products could materially impact the Company’s actual results. Important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company’s most recent Annual Report on Form 10-K and Registration Statements, filed with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, if any, the reader is urged to carefully read all cautionary statements contained in such filings.

For more detailed information regarding NovaDel’s 2009 financial results and its product pipeline, please review the Company’s SEC filings on Form 10-Q at the Investor Relations section of www.novadel.com.

CONTACTS:

Steven B. Ratoff

(908) 782-3431 ext. 2650
Chairman, President and Chief Executive Officer
NovaDel Pharma Inc.
sratoff@novadel.com